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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                   July 7, 1997


                     INTERACTIVE MEDICAL TECHNOLOGIES LTD.
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            (Exact name of registrant as specified in its charter)




            Delaware                     0-15501               13-33677421
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(State or other jurisdiction of        (Commission          (I.R.S. employer
Incorporation or organization)         file number)      identification number)

   1717 Stewart Street, Santa Monica, California                      90404
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  (Address of principal executive offices)                         (Zip Code)

      Registrant's Telephone number, including area code: (310) 586-5532
                                                          --------------

                                Not Applicable
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 (former, name, address and former fiscal year, if changed since last report)




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Item 2.     Acquisition of Assets.

     Pursuant to an Acquisition Agreement (the "Agreement") effective as of July 7, 1997, between the Registrant and Nutra Quest, Inc., a Nevada corporation ("NQI"), the Registrant purchased from NQI all of the issued and outstanding shares of common stock of NQI. NQI is a California based network marketing company that markets health related products. The Registrant intends to continue in this line of business. The aggregate purchase price was $200,000. The purchase price was paid by the delivery of $87,000 in cash and a senior subordinated promissory note in the principal amount of $113,000 which shall be paid $5,000 or more per month beginning on the Closing Date and shall continue until paid in full.

Item 7.     Financial Statements and Exhibits.

     (c)    Exhibits

            2.1 Acquisition Agreement effective July 7, 1997, by and between the Registrant and NQI (the "Agreement"). Exhibits and schedules to the Agreement are not filed herewith and will be filed upon the request of the Commission.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: July 21, 1997                   INTERACTIVE MEDICAL TECHNOLOGIES LTD.


                                       By: /s/ Steven R. Westlund
                                          --------------------------------
                                          Steven R. Westlund
                                          (Chief Executive Officer)

                                       By: /s/ Peter T. Benz
                                          --------------------------------
                                          Peter T. Benz
                                          (President)



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